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                                                                EXHIBIT 10.03.04


                        DEFERRED COMPENSATION AGREEMENT
                        -------------------------------

     THIS AGREEMENT is made and entered into this 7th day of November, 1991, by and between SALEM COMMUNICATIONS, a California corporation, hereinafter referred to as the "Company" and ERIC HALVORSON, hereinafter referred to as "Employee".

                              W I T N E S S E T H
                              - - - - - - - - - -

     WHEREAS,the Employee is currently employed by the Company and has heretofore been a valuable employee of the Company; and

     WHEREAS, the Company desires to provide for the payment of deferred compensation to the Employee or to his designated beneficiary or beneficiaries following the termination of his employment with the Company, as consideration for assuring the retention of his services; and

     WHEREAS, the Employee understands and accepts the terms and conditions with respect to the payment of deferred compensation and desires that such agreement be reduced to written form.

     NOW, THEREFORE, the Company and the Employee, in consideration of the mutual promises hereinafter set forth, do hereby promise and agree as follows:

                                   ARTICLE I
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                             DEFERRED COMPENSATION
                             ---------------------

     1.1.  Definitions.  For purposes of this Agreement, the following terms
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shall have the following meanings:

          (a) Total Compensation Earned.  The term "Total Compensation Earned"
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     shall mean the base salary and bonus paid during a fiscal year with respect to such fiscal year. "Total Compensation Earned" shall also include any bonus paid with respect to such fiscal year on or before March 15 of the following fiscal year and the contribution by Employee to the 401(K) Plan with respect to such fiscal year.

          (b) Covered Compensation.  The term "Covered Compensation" shall mean
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     an amount equal to the average (i.e. arithmatic mean) Total Compensation
     Earned by the Employee for the three (3) fiscal years for which he received the highest total Compensation Earned among the fiscal years consisting of
     (i) the fiscal year in or as of which the termination of his employment becomes effective, and (ii) all preceding fiscal years during which
     Employee was employed by the Company.
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          (c) Discounted Compensation.  The term "Discounted Compensation" shall
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     mean the aggregate amount of deferred compensation which would have been paid to Employee under Section 1.2(a), below, if he had remained employed by the Company to age sixty (60) (and assuming no compensation increase would have been granted between the date of termination and age 60), discounted at eight percent (8%) per annum to the present value of such amount as of the date of termination of employment. In determining present value, the monthly payments that would have begun at age sixty (60) shall first be discounted to their present value at age sixty (60), and this amount shall be further discounted to its present value as of the date of termination of employment.

          (d) 401K Plan.  The term "401K Plan" shall mean the 401(K) Profit
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     Sharing Plan of the Company as may be in effect from time to time.

          (e) Termination for Cause.  The term "Termination for Cause" shall
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     mean the termination of Employee's employment with the Company pursuant to a determination by the Company's Board of Directors (excluding Employee, if he is a member of the Company's Board of Directors) that Employee, after fair warning, has been consistently and inadequately performing his duties hereunder or has engaged in conduct materially injurious to the Company.

          (f) Disability.  The term "Disability" shall mean the inability of
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     Employee to render his customary services on behalf of the Company by reason of physical or mental illness or incapacity for continuing period of one hundred eighty (180) days or for an aggregate of one hundred eighty
     (180) days in any continuous period of three hundred sixty-five days. If there is any dispute as to whether Employee is or was unable to perform his customary services for the Company, such dispute shall be submitted to a licensed physician agreed upon by the parties or, if the parties are unable to agree, appointed by the President of the Medical Society of Milwaukee County, Wisconsin, at the request of either party. Employee shall promptly submit to such examinations and provide such information as any such physician may request, and the determination of such physician as to Employee's physical or mental condition shall be binding and conclusive.

          (g) Employment Agreement.  The term "Employment Agreement" shall mean
              --------------------
     the Employment Agreement between the Company and Employee dated November 7, 1991.

     1.2. Benefits.  Following termination of his employment with the Company
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(unless termination is a Termination for Cause, in which event Employee shall be entitled to no amounts under this Agreement), Employee shall be entitled to the following benefits:

          (a) Termination After Age 60.  If Employee's employment with the
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     Company terminates for any reason on or after the date Employee attains age sixty (60), Employee shall be entitled to receive each year, for ten (10)

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     consecutive years, benefits in an amount equal to fifty percent (50%) of
     Employee's Covered Compensation, with such amounts to be paid in equal monthly installments commencing thirty (30) days after the date of termination of employment.

          (b) Termination Before Age 60.  If Employee's employment with the
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     Company terminates for any reason prior to the date Employee attains age sixty (60), the following shall apply:

               (i) If termination occurs by reason of death or Disability at any time prior to the date Employees attains age sixty (60), or if termination occurs for any reason after the expiration of the term of the Employment Agreement, Employee shall be entitled to receive an amount equal to the Discounted Compensation. The aggregate amount of Discounted Compensation shall be paid, until exhausted, in monthly installments commencing thirty (30) days after the date of termination, with such installments to be equal to Employee's monthly salary immediately preceding his termination.

               (ii) If the Company terminates Employee's employment prior to expiration of the term of the Employment Agreement, Employee shall be entitled to receive an amount equal to the Discounted Compensation; provided that the calculation of Discounted Compensatoin shall be based on an assumed termination date coinciding with the last day of the term of Employee's employment under the Employment Agreement, and the Covered Compensation used in determining Discounted Compensation shall be based on the three (3) highest years of compensation paid to Employee during the seven (7) year term of his Employment Agreement, whether or not such payments are made prior to or after termination of employment. The aggregate amount of Discounted Compensatoin shall be paid, until exhausted, in monthly installments commencing thirty (30) days after the expiration of the seven (7) year term of employment under the Employment Agreement, with such installments to be equal to the monthly salary payable to Employee in the last year of the seven
          (7) year term of the Employment Agreement.

          (c) Payment on Death.  In the event any payment under this Agreement
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     is to be made by reason of Employee's death, or if Employee dies after he has otherwise become entitled to receive payments hereunder, the Company shall make the payments to which Employee would otherwise be entitled to such beneficiary as Employee may have last designated in writing to the Secretary of the Company. If on beneficiary designation has been made, or if any designated beneficiary shall have predeceased Employee, such payments shall be made to Employee's estate. If any designated beneficiary should survive Employee but die before payment of all amounts due hereunder, such amounts

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     shall, unless Employee shall have designated otherwise, be paid to such beneficiary's estate.

                                   ARTICLE II
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                         ACCRUALS REMAIN PROPERTY OF COMPANY
                         -----------------------------------

     Any amounts accruing to Employee hereunder shall remain solely the property of the Company and subject to the claims of its creditors, and no assets of the Company shall be segregated or subject to any trusts for the Employee's benefit by reason of this Agreement. Neither the Employee nor his designated beneficiary or beneficiaries shall have any interest in any fund or in any general or any specific asset or assets of the Company by reason of the amount credited to Employee hereunder other than the contractual rights provided in this Agreement. Nothing contained herein shall be construed to require the Company to establish any deferred compensation account in the Employee's name or on his behalf or to accrue any amounts for his benefit hereunder.

                                  ARTICLE III
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                                  BENEFICIARY
                                  -----------

     If the Employee's employment with the Company is terminated by reason of his death, or if he dies after termination of his employment but prior to receiving all of the deferred compensation payable to him hereunder, the amounts that would otherwise be payable to him under this Agreement shall be distributed to such beneficiary or beneficiaries that the Employee may have last designated in writing to the Secretary of the Company. All beneficiary designations shall be made in such form and such manner as may from time to time be prescribed by the Board of Directors of the Company. Employee may from time to time revoke or change any beneficiary designation on file with the Company. If there is no effective beneficiary designation on file with the Company at the time of the death of the Employee or if any designated beneficiary shall predecease the Employee, the distribution of amounts otherwise payable to the Employee under this Agreement shall be made to the personal representative of the Employee's estate. If any designated beneficiary should survive the Employee but shall die before payment of all amounts payable pursuant to this Agreement, such payment shall, unless the Employee shall have designated otherwise, be made to such beneficiary's estate. The Company shall have no responsibility with respect to the validity of any beneficiary designation made by the Employee if it acts thereon in good faith.

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                                  ARTICLE IV
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                              COMPETENCE PRESUMED
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     Every person receiving or claiming payments under this Agreement shall be conclusively presumed to be mentally competent until the date that the Company receives a written notice in a form and in a manner acceptable to the Company that such person is incompetent and that a guardian, conservator, or other person legally vested with the interest of his estate has been appointed. In the event a guardian or conservator of the estate of any person receiving or claiming payments under this Agreement shall be applied by a court of competent jurisdiction, payments under this Agreement may be made to such guardian or conservator provided that the proper proof of appointment and continuing qualification is furnished in a form and manner acceptable to the Company. Any such payments so made shall be a complete discharge of any liability of the Company therefor.

                                   ARTICLE V
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                                 MISCELLANEOUS
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     5.1.  Notices.  Any notices required or permitted to be given under this
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Agreement shall be sufficient if in writing and is sent by registered or certified mail or personally delivered to the residence of Employee or the legal representative of his estate or to the principal office of the Company directed to the attention of the Board of Directors, as the case may be.

     5.2.  Waiver of Breach.  The waiver by Company or Employee of any breach of
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any provision of this Agreement by the other shall not be deemed a waiver of any subsequent breach.

     5.3.  Assignment.  This Agreement shall not be assignable by the Company
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without the written consent of Employee except that if Company shall merge or consolidate with or into or transfer substantially all of its assets, including goodwill, to another corporation or other form of business organization, this Agreement shall be binding upon and inure to the benefit of the successor of Company resulting from such merger, consolidation or transfer. Neither Employee nor his beneficiaries may assign, pledge or encumber his interest in this Agreement or any part thereof without the written consent of Company.

     5.4.  Governing Law.  This Agreement and all questions arising in
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connection therewith shall be governed by the laws of the State of Wisconsin.

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     5.5.  Arbitration. Any dispute or controversy arising under or relating to
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the application or interpretation of this Agreement shall be determined by arbitration in Milwaukee, Wisconsin according to the rules then obtaining of the American Arbitration Association for the resolution of commercial disputes and the decision so rendered shall be binding and conclusive upon Employee and Company.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

                              COMPANY:
                              SALEM COMMUNICATIONS CORPORATION


                              By:  /s/ Edward G. Altsinger III
                                   ----------------------------------
                                   EDWARD G. ALTSINGER III, President


                              EMPLOYEE:


                              By:  /s/ Eric Halvorson
                                   ----------------------------------
                                   ERIC HALVORSON

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